EXHIBIT 10.68

Dated December 23, 2008

(1) WITS BASIN PRECIOUS MINERALS INC

(2) CHINA GLOBAL MINING RESOURCES (BVI) LIMITED

TRANSFER AGREEMENT
RELATING TO THE ENTIRE ISSUED SHARE CAPITAL
OF CHINA GLOBAL MINING RESOURCES LIMITED

CONTENTS

Clause                                                                                                            Page

1.	Definitions and Interpretation	1
2.	Transfer of Shares	4
3.	Consideration	4
4.	Completion	4
5.	Warranties	4
6.	Applicable law and jurisdiction	6
7.	General	6
8.	Notices	7
9.	Counterparts	9

Schedules

1.	Completion Obligations

THIS AGREEMENT is made on                                                                23 December2008

BETWEEN:

(1)
WITS BASIN PRECIOUS MINERALS INC. a company incorporated in the State of Minnesota, United States with registered number 84-1236619 whose registered office is at 80 South 8th Street, Suite 900, Minneapolis, Minnesota 55402 ("Wits Basin"); and

(2)
CHINA GLOBAL MINING RESOURCES (BVI) LIMITED, a company incorporated in the British Virgin Islands, Company No. 1513743, whose registered office is at 56 Administration Drive, P.O. Box 3190, Road Town, Tortola, British Virgin Islands ("CGMR BVI").

INTRODUCTION

(A)
Wits Basin has agreed to transfer all the issued and to be issued share capital in China Global Mining Resources Limited　中國環球礦業資源有限公司, a company incorporated in Hong Kong, Company No. 1110747, whose registered office is at 41st Floor Bank of China Tower, 1 Garden Road Central, Hong Kong ("HK Co") to CGMR BVI on the terms and conditions of this Agreement.

(B)	As consideration for the transfer of the Share, CGMR BVI has agreed to issue the Promissory Note to Wits Basin.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Throughout this Agreement, the following words and phrases have the meanings set out below:-

Business Day
means any day other than a Saturday or Sunday, on which clearing banks are open for business in the City of London, the British Virgin Islands, Hong Kong, the United States and the People's Republic of China.

China Gold	means China Gold, LLC, a limited liability company organised under the laws of the State of Kansas in the United States.

Completion	means completion of the transfer of the Share in accordance with the terms of this Agreement.

Encumbrance
except for the Permitted Encumbrance, means (i) any option, warrant, right to acquire, right of conversion, right of pre-emption, restriction or equity; or (ii) any binding written agreement to create any of the foregoing; or (iii) any mortgage, assignment, charge, lien, pledge or other security interest of any kind and any binding written agreement to create any of the foregoing.

Hong Kong	means the Hong Kong Special Administrative Region of the People's Republic of China

HK Co
means China Global Mining Resources Limited中國環球礦業資源有限公司, a limited liability company incorporated pursuant to the laws of Hong Kong, Company number 1110747 and whose registered office is at 41st Floor Bank of China Tower, 1 Garden Road Central, Hong Kong.

HK$	means Hong Kong dollars, the lawful currency for the time being of Hong Kong

London Mining	means London Mining Plc, a company incorporated in England and Wales with registered number 5424040 whose registered office is at 39 Sloane Street, London SW1X 9LP.

Permitted Encumbrance
means, from the date hereof until completion of the transactions contemplated in the Subscription Agreement, HK Co’s obligations under that certain Guaranty dated 7 February 2008 issued in favour of China Gold and the Subsidiary Security.

Promissory Note	means the promissory note for US$4,800,000 to be issued by CGMR BVI in favour of Wits Basin in connection with certain outstanding debt obligations owed by Wits Basin to China Gold.

Share	means the entire issued share capital of HK Co comprising 1 ordinary share of HK $1.00.

Subscription Agreement	means the agreement between London Mining and Wits Basin dated 17 November 2008 relating to the incorporation of, and subscription into, CGMR BVI.

Subsidiary Security
the security given by HK Co in favour of China Gold under the Subsidiary Security Agreement dated 7 February 2008 in relation to that certain Convertible Notes Purchase Agreement dated 10 April 2007 between China Gold and Wits Basin, as amended from time to time.

US$	means United States Dollars, the lawful currency of the United States.

1.2	Interpretation

1.2.1	A reference to any statutory provision in this Agreement:-

(a)	includes any order, instrument, plan, regulation, permission and direction made or issued under such statutory provision or deriving validity from it;

(b)
shall be construed as a reference to such statutory provision as in force at the date of this Agreement (including, for the avoidance of doubt, any amendments made to such statutory provisions that are in force at the date of this Agreement);

(c)	shall also be construed as a reference to any statutory provision of which such statutory provision is a re-enactment or consolidation; and

(d)	shall also be construed as a reference to any later statutory provision which re-enacts or consolidates such statutory provision.

1.2.2	References to a clause are (unless otherwise stated) to a clause of this Agreement.

1.2.3	The headings used in this Agreement are for convenience only and shall not affect its meaning.

1.2.4	Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

1.2.5
Any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than that of England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.2.6	Any time or date shall be construed as a reference to the time or date prevailing in England.

1.3
In construing this Agreement, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.	TRANSFER OF THE SHARE

2.1	Wits Basin shall sell the Share and CGMR BVI shall buy the Share in accordance with the terms and conditions of this Agreement.

2.2
CGMR BVI shall buy the Share with effect from and including the date of Completion to the intent that as from that date all rights and advantages accruing to the Share, including any dividends or distributions declared, made or paid on the Share on or after that date shall belong to CGMR BVI.

2.3	Wits Basin shall procure that CGMR BVI acquires good title to the Share with full title guarantee, free from Encumbrances and free from all third party claims.

2.4	Wits Basin waives any rights or restrictions conferred on which it may exist in relation to the Share under the articles of association of HK Co or otherwise.

3.	CONSIDERATION

3.1	As consideration for the transfer of the Share, CGMR BVI shall issue the Promissory Note in favour of Wits Basin at Completion.

4.	COMPLETION

4.1	Completion shall take place immediately following the execution of this Agreement.

4.2	At Completion, the parties shall perform their respective obligations in relation to the transfer of the Share as set out in Schedule 1.

5.	WARRANTIES

5.1	Wits Basin warrants and represents to CGMR BVI as at the date of this Agreement that:

5.1.1	the Share is legally and beneficially owned by it; and

5.1.2	the Share is fully paid and has been properly and validly allotted.

5.2	Each party acknowledges and agrees that:

5.2.1
it is not entering into this Agreement on the basis of, and is not relying and has not relied on, any statement or representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made, given or agreed to by any person (whether a party to this Agreement or not) except those expressly repeated or referred to in this Agreement or the Subscription Agreement and the only remedy or remedies available to a party in respect of any misrepresentation or untrue statement made to it shall be a claim for breach of contract under this Agreement;

5.2.2
this clause 5.2.2 shall not apply to any statement, representation or warranty made fraudulently or to any provision of this Agreement which was induced by fraud for which the remedies shall be all those available under the law governing this Agreement regardless of the other terms of this Agreement; and

5.2.3
it has full power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under this Agreement or any document referred to in this Agreement, that the obligations expressed to be assumed by it under this Agreement are legal, valid and binding and enforceable against it in accordance with their terms and the execution, delivery and performance by it of this Agreement and each such other agreement and arrangement will not:

(a)	result in a breach of, or constitute a default under, any agreement or arrangement to which it is a party or by which it is bound; or

(b)	result in a breach of any law or order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.

5.3	CGMR BVI acknowledges and agrees that it is a company validly incorporated under the laws of the British Virgin Islands.

5.4	Wits Basin acknowledges and agrees that it is a company validly incorporated under the laws of the State of Minnesota.

5.5
The parties acknowledge and agree that the express terms of this Agreement are in lieu of all warranties, conditions, terms, undertakings and obligations implied by statute, common law or otherwise all of which are hereby excluded to the fullest extent permitted by law.

6.	APPLICABLE LAW AND JURISDICTION

6.1	This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of England and Wales.

6.2	The parties irrevocably submit to the non-exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement.

7.	GENERAL

Announcements

7.1
Wits Basin and CGMR BVI each agree that they will not make any announcement relating to the subject matter of this Agreement or any related matter without the prior written approval of the other party.

Entire agreement

7.2
This Agreement (together with any documents referred to in this Agreement or the Subscription Agreement or required to be entered into pursuant to this Agreement or the Subscription Agreement) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement and any such document.

Variations and waivers

7.3	No variation of this Agreement shall be effective unless made in writing signed by or on behalf of each of the parties and expressed to be such a variation.

7.4
No failure or delay by any party or time or indulgence given in exercising any remedy or right under or in relation to this Agreement shall operate as a waiver of the same, nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

7.5
No waiver by either party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such party.  No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

Other remedies

7.6	Any remedy or right conferred on either party for breach of this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it.

Assignment

7.7
Neither party shall be entitled to assign, transfer or create any trust in respect of the benefit or burden of any provision of this Agreement (or any of the documents referred to in this Agreement) without the prior written consent of the other party.

Further assurance

7.8	The provisions of this Agreement shall remain in full force and effect after its completion so far as they remain to be observed and performed.

7.9
Each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to this Agreement.

Third party rights

7.10
The parties do not intend this Agreement or any part of it to be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

Successors

7.11	Subject to clause 7.7, this Agreement shall be binding on each party's assigns and successors in title.

7.12	Neither party shall have any right to terminate or rescind this Agreement.

Costs

7.13	Each party shall pay its own costs and expenses incurred in the negotiation, preparation and execution of this Agreement.

7.14	The cost of all stamp duty and other similar duty payable in respect of the sale and purchase of the Share will be borne by CGMR BVI.

8.	NOTICES

Form of notice

8.1
Any notice, consent, request, demand, approval or other communication to be given or made under or in connection with this Agreement (each a "Notice" for the purposes of this clause) shall be in English, legible, in writing and signed by or on behalf of the person giving it.

Method of service

8.2	Service of a Notice must be effected by one of the following methods:

8.2.1
by hand to the relevant address set out in clause 8.4 and shall be deemed served upon delivery if delivered during a Business Day, or at the start of the next Business Day if delivered at any other time; or

8.2.2	by prepaid first-class post to the relevant address set out in clause 8.4 and shall be deemed served at the start of the second Business Day after the date of posting; or

8.2.3	by prepaid international airmail to the relevant address set out in clause 8.4 and shall be deemed served at the start of the fourth Business Day after the date of posting; or

8.2.4
by facsimile transmission to the relevant facsimile number set out in clause 8.4 and shall be deemed served on despatch, if despatched during a Business Day, or at the start of the next Business Day if despatched at any other time, provided that in each case a receipt indicating complete transmission of the Notice is obtained by the sender and that a copy of the Notice is also despatched to the recipient using a method described in clauses 8.2.1 to 8.2.3 (inclusive) no later than the end of the next Business Day.

8.3
In clause 8.2 "during a Business Day" means any time between 9.30 a.m. and 5.30 p.m. on a Business Day based on the local time where the recipient of the Notice is located. References to "the start of [a] Business Day" and "the end of [a] Business Day" shall be construed accordingly.

Address for service

8.4	Notices shall be addressed as follows:

8.4.1	Notices for Wits Basin shall be marked for the attention of:

Name:                        Mark D Dacko

Address:                   80 South 8th Street, Suite 900, Minneapolis, Minnesota 55402

Fax number:              (US) 1 (612) 395 5276

8.4.2	Notices for CGMR BVI shall be marked for the attention of:

Name:                        c/o Corporate Secretary

Address:	56 Administration Drive, P.O. Box 3190, Road Town, Tortola, British Virgin Islands

Copies of Notices

8.5
Copies of all Notices sent to CGMR BVI shall also be sent or given to Graeme Hossie of London Mining, 39 Sloane Street, London SW1X 9LP and Spencer Summerfield of Travers Smith LLP, 10 Snow Hill, London EC1A 2AL.  Such copies shall be sent or given in accordance with one of the methods described in clause 8. Failure to communicate such copies shall not invalidate such Notice.

Change of details

8.6
A party may change its address for service provided that it gives the other party not less than 14 days' prior notice in accordance with this clause 8.  Until the end of such notice period, service on either address shall remain effective.

9.	COUNTERPARTS

This Agreement may be executed as two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Agreement.

THIS AGREEMENT has been duly executed on the date first stated above.
SCHEDULE 1
COMPLETION OBLIGATIONS

PART I - OBLIGATIONS OF WITS BASIN

1.	Wits Basin shall deliver, or (if CGMR BVI shall so agree) make available, to CGMR BVI:

1.1
a form of the instrument of transfer of the Share executed by Wits Basin in favour of CGMR BVI, the relevant share certificate (or any indemnity in respect of any lost share certificate or share certificate not issued by the HK Co) and any additional documentation necessary to establish Wits Basin's title to the Share and to authorise execution of such transfer;

1.2	a Sold Note executed by Wits Basin in favour of CGMR BVI;

1.3
the common seal (if any), all certificates of incorporation of HK Co and any certificates on change of name, the statutory books (duly written up to the date of Completion) and other record books of HK Co;

1.4	letter of resignation, effective as from completion of the Subscription Agreement, from William Barton Green, Mark Dennis Dacko and Harvey Vance White as directors and officers of HK Co; and

1.5	a duly executed release of the Subsidiary Security and Guaranty of HK Co issued in favour of China Gold, in a form agreed to and approved in accordance with the Subscription Agreement.

2.	CGMR shall deliver to Wits Basin:

2.1	a form of the instrument of transfer of the Share executed by CGMR BVI as transferee; and

2.2	a Bought Note executed by Wits Basin in favour of CGMR BVI;

3.	Wits Basin agrees with CGMR BVI to procure that a board resolution, in the approved terms, of HK Co is passed sanctioning:

3.1	for registration (subject, where necessary, to due stamping) the transfer in respect of the Share;

3.2	the issue of a share certificate in the name of CGMR BVI; and

3.3
subject to completion of the Subscription Agreement, the removal of William Barton Green, Mark Dennis Dacko and Harvey Vance White as directors and officers of HK Co and the appointment of Graeme Hossie as a director, subject to receipt of any necessary consent to appointment.

4.	Wits Basin agrees with CGMR BVI to procure that it shall:

4.1	submit the Agreement and all relevant documents and applicable stamp duty payment to the Stamp Office of the Inland Revenue Department for an assessment of stamp duty payable under the Agreement; and

4.2	make all necessary regulatory filings to give effect to the transfer of the Share and the other matters contemplated under this Agreement.

4.3	Obtain the release at completion of the Subscription Agreement of the Subsidiary Security and the Guaranty issued in favour of China Gold.

SIGNED by
WITS BASIN PRECIOUS MINERALS INC.     )
acting by: Mark D. Dacko                                       )

/s/ Mark D. Dacko
Chief Financial Officer

SIGNED by
CHINA GLOBAL MINING RESOURCES (BVI) LIMITED

)
acting by: Mark D. Dacko                                      )

/s/ Mark D. Dacko
Director